EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-94118) and in the Registration Statement on Form S-4 (No. 333-37365) of Crown Pacific Partners, L.P. of our report dated March 21, 2003 appearing on page F-1 of this Annual Report on Form 10-K.  We also consent to the incorporation by reference of our report dated March 21, 2003 relating to the financial statement schedule, which appears on page F-26 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

March 28, 2003